NEWS RELEASE

OTCBB: TXLA

TEXOLA ENERGY ACQUIRES ADDITIONAL KEY ACREAGE ON ITS MAVERICK SPRINGS PROSPECT

VANCOUVER, B.C., December 13, 2006 -- Texola Energy Corp. (‘Texola’ or the ‘Company’) (OTCBB: TXLA) is pleased to announce that on December 12, 2006 it attended the Nevada Bureau of Land Management’s (BLM) lease sale, where it successfully acquired an additional 10,000 acres of oil and gas leases covering its Maverick Springs Prospect, bringing its total leased acreage in the area to approximately 130,000 acres.

Since the Company’s acquisition of its initial acreage position of some 120,000 acres in March 2006, Texola Energy, in co-operation with Cedar Strat Corp., as announced in its news release of August 22, 2006, was successful in defining what it believes are two large anticline structures on the Maverick Springs Prospect. In mapping out what it believes to be the location of these anticlines, there existed some 10,000 acres that were key to containing 100% of the two anticlines covering the Maverick Springs Prospect. Management was reluctant to provide too much earlier detail on its proposed anticline structures pending the lease sale, so as not to create competitive bidding on the newly acquired acreage. With the acreage having been acquired, Texola Energy can now proceed with its ongoing exploration over the anticlines having in hand 100% of what it believes to be the prospective land areas.

Chinchaga Prospect

As earlier announced, the Company has been advised that lease preparations are underway on the Chinchaga Prospect, Alberta and that drilling of its initial well 08-24-95-08 will be commenced shortly.

Financing

The Company is please to announce that it has recently raised $1.2 million by way of a 6% convertible debenture. The funds have been used in part to fund and fully vest the Company’s participation in the Maverick Springs Prospect, and the Chinchaga #1 test well and for general working capital. The Company is intent on minimizing shareholder dilution resulting from its capital raising initiatives and will focus on raising funds for its projects on an as needed basis, and on the success of its drilling and exploration initiatives.

About Texola Energy Corp.

Texola is an emerging, growth oil and gas exploration company focused on providing exceptional shareholder value and appreciation by finding, exploring and developing large scale, early stage oil and gas projects in North America.

To achieve this goal, the Company has recently undertaken various exploration initiatives, one of which is an early stage exploration prospect in Nevada, USA, and the second is located in Northern Alberta, Canada. Both of these projects offer the Company the potential to exploit and develop large, world-class reservoirs.

For further information contact:

Texola Energy Corp.

Investor Relations:

Gordon Nesbitt

North America Toll Free: 1-866-329-5488 / Email: info@texolaenergy.com

Notice Regarding Forward Looking Statements

This news release contains “forward-looking statements”, as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release and Texola assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although Texola believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in Texola’s periodic reports filed from time-to-time with the Securities and Exchange Commission and available at www.sec.gov.